Exhibit (d)(1)(i)(A)(xxi)

AMENDMENT NO. 20

TO THE

INVESTMENT MANAGEMENT AGREEMENT

AMENDMENT NO. 20 effective as of April 26, 2017 (“Amendment No. 20”), to the Investment Management Agreement, dated as of May 1, 2011, as amended (“Agreement”), between EQ Advisors Trust, a Delaware statutory trust (the “Trust”), and AXA Equitable Funds Management Group, LLC, a limited liability company organized in the State of Delaware (“FMG LLC” or “Manager”).

The Trust and FMG LLC agree to modify and amend the Agreement as follows:

1.	New Portfolio. The 1290 VT DoubleLine Dynamic Allocation Portfolio (the “New Portfolio”) is hereby added to the Agreement on the terms and conditions contained in the Agreement.

2.	Duration of Agreement.

a.	With respect to the New Portfolio, the Agreement will continue in effect for two years after April 26, 2017 and may be continued thereafter pursuant to subsection (b) below.

b.	With respect to the New Portfolio, the Agreement shall continue in effect annually after the date specified in subsection (a) only so long as such continuance is specifically approved at least annually by a majority of the Trustees who are not a party to the Agreement or interested persons (as defined in the Investment Company Act of 1940, as amended (“1940 Act”), (“Independent Trustees”) by a vote cast in person at a meeting called for the purpose of voting on such approval, and by either the Board of Trustees or a vote of a majority of the outstanding shares of the New Portfolio. The required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to the New Portfolio if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the 1940 Act) vote to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by majority of the outstanding voting securities of (a) any other Portfolio affected by the Agreement, or (b) all the Portfolios of the Trust.

3.	Name Changes: Effective May 1, 2017, the following Portfolio names shall be changed as follows:

Current Name	New Name
AXA Natural Resources	1290 VT Natural Resources
AXA Real Estate	1290 VT Real Estate
AXA SmartBeta Equity	1290 VT SmartBeta Equity

Current Name	New Name
AXA/DoubleLine Opportunistic Core Plus Bond	1290 VT DoubleLine Opportunistic Bond
AXA/Horizon Small Cap Value	1290 VT Small Cap Value
AXA/Lord Abbett Micro Cap	1290 VT Micro Cap
EQ/Convertible Securities	1290 VT Convertible Securities
EQ/Energy ETF	1290 VT Energy
EQ/High Yield Bond	1290 VT High Yield Bond
EQ/Low Volatility Global ETF	1290 VT Low Volatility Global Equity

4.	Appendix A: Appendix A to the Agreement, which sets for the Portfolios of the Trust for which FMG LLC is appointed investment manager is hereby replaced in its entirety by Appendix A attached hereto; and

5.	Appendix B: Appendix B to the Agreement, which sets forth the fees payable to FMG LLC with respect to each Portfolio is hereby replaced in its entirety by Appendix B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 20 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:	/s/ Brian Walsh	By:	/s/ Steven M. Joenk
	Brian Walsh		Steven M. Joenk
	Chief Financial Officer and		Chairman, Chief Executive Officer
	Treasurer		and President

APPENDIX A

AMENDMENT NO. 20 TO

INVESTMENT MANAGEMENT AGREEMENT

Portfolios

1290 VT Convertible Securities Portfolio (fka, EQ/Convertible Securities Portfolio)

1290 VT DoubleLine Dynamic Allocation Portfolio

1290 VT DoubleLine Opportunistic Bond Portfolio (fka, AXA DoubleLine Opportunistic Core Plus Bond Portfolio)

1290 VT Energy Portfolio (fka, EQ/Energy ETF Portfolio)

1290 VT High Yield Bond Portfolio (fka, EQ/High Yield Bond Portfolio)

1290 VT Low Volatility Global Equity Portfolio (fka EQ/Low Volatility Global ETF Portfolio

1290 VT Micro Cap Portfolio (fka, AXA/Lord Abbett Micro Cap Portfolio)

1290 VT Natural Resources Portfolio (fka, AXA Natural Resources Portfolio)

1290 VT Real Estate Portfolio (fka, AXA Real Estate Portfolio)

1290 VT Small Cap Value Portfolio (fka, AXA/Horizon Small Cap Value Portfolio)

1290 VT SmartBeta Equity Portfolio (fka, AXA SmartBeta Equity Portfolio)

1290 VT Socially Responsible Portfolio

ATM International Managed Volatility Portfolio

ATM Large Cap Managed Volatility Portfolio

ATM Mid Cap Managed Volatility Portfolio

ATM Small Cap Managed Volatility Portfolio

AXA 2000 Managed Volatility Portfolio

AXA 400 Managed Volatility Portfolio

AXA 500 Managed Volatility Portfolio

AXA Global Equity Managed Volatility Portfolio

AXA International Core Managed Volatility Portfolio

AXA International Managed Volatility Portfolio

AXA International Value Managed Volatility Portfolio

AXA Large Cap Core Managed Volatility Portfolio

AXA Large Cap Growth Managed Volatility Portfolio

AXA Large Cap Value Managed Volatility Portfolio

AXA Mid Cap Value Managed Volatility Portfolio

AXA/AB Dynamic Growth Portfolio

AXA/AB Dynamic Moderate Growth Portfolio

AXA/AB Short Duration Government Bond Portfolio

AXA/AB Small Cap Growth Portfolio

AXA/ClearBridge Large Cap Growth Portfolio

AXA/Franklin Balanced Managed Volatility Portfolio

AXA/Franklin Small Cap Value Managed Volatility Portfolio

AXA/Goldman Sachs Strategic Allocation Portfolio

AXA/Invesco Strategic Allocation Portfolio

AXA/Janus Enterprise Portfolio

AXA/Legg Mason Strategic Allocation Portfolio

AXA/Morgan Stanley Small Cap Growth Portfolio

AXA/Mutual Large Cap Equity Managed Volatility Portfolio

AXA/Pacific Global Small Cap Value Portfolio

AXA/Templeton Global Equity Managed Volatility Portfolio

EQ/BlackRock Basic Value Equity Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Common Stock Index Portfolio

EQ/Core Bond Index Portfolio

EQ/Emerging Markets Equity PLUS Portfolio

EQ/Equity 500 Index Portfolio

EQ/Global Bond PLUS Portfolio

EQ/Intermediate Government Bond Portfolio

EQ/International Equity Index Portfolio

EQ/Invesco Comstock Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Mid Cap Index Portfolio

EQ/Money Market Portfolio

EQ/Oppenheimer Global Portfolio

EQ/PIMCO Global Real Return Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager Mid Cap Growth Portfolio

Multimanager Mid Cap Value Portfolio

Multimanager Technology Portfolio

APPENDIX B

AMENDMENT NO. 20 TO

INVESTMENT MANAGEMENT AGREEMENT

The Trust shall pay the Manager, at the end of each calendar month, compensation computed daily at an annual rate equal to the following:

(as a percentage of average daily net assets)
Index Portfolios	First $2 Billion	Next $4 Billion	Next $3 Billion	Next $2 Billion	Thereafter
1290 VT Natural Resources (fka, AXA Natural Resources)	0.500%	0.480%	0.460%	0.450%	0.440%
1290 VT Real Estate (fka, AXA Real Estate)	0.500%	0.480%	0.460%	0.450%	0.440%
1290 VT Socially Responsible	0.500%	0.480%	0.460%	0.450%	0.440%
EQ/Common Stock Index	0.350%	0.330%	0.310%	0.300%	0.290%
EQ/Core Bond Index	0.350%	0.330%	0.310%	0.300%	0.290%
EQ/Equity 500 Index	0.250%	0.230%	0.210%	0.200%	0.190%
EQ/Intermediate Government Bond	0.350%	0.330%	0.310%	0.300%	0.290%
EQ/International Equity Index	0.400%	0.380%	0.360%	0.350%	0.340%
EQ/Large Cap Growth Index	0.350%	0.330%	0.310%	0.300%	0.290%
EQ/Large Cap Value Index	0.350%	0.330%	0.310%	0.300%	0.290%
EQ/Mid Cap Index	0.350%	0.330%	0.310%	0.300%	0.290%
EQ/Small Company Index	0.250%	0.230%	0.210%	0.200%	0.190%

(as a percentage of average daily net assets)
ETF Portfolio	First $2 Billion	Next $4 Billion	Next $3 Billion	Next $2 Billion	Thereafter
1290 VT Energy (fka, EQ/Energy ETF)	0.500%	0.490%	0.470%	0.460%	0.450%
1290 VT Low Volatility Global Equity (fka, EQ/Low Volatility Global ETF)	0.500%	0.490%	0.470%	0.460%	0.450%

(as a percentage of average daily net assets)
Money Market Portfolio	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
EQ/Money Market	0.350%	0.325%	0.280%	0.270%	0.250%

(as a percentage of average daily net assets)
Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
1290 VT DoubleLine Dynamic Allocation	0.750%	0.700%	0.675%	0.650%	0.625%
AXA/Franklin Small Cap Value Managed Volatility	0.700%	0.650%	0.625%	0.600%	0.575%
AXA Global Equity Managed Volatility	0.750%	0.700%	0.675%	0.650%	0.625%
1290 VT SmartBeta Equity (fka, AXA SmartBeta Equity)	0.700%	0.650%	0.625%	0.600%	0.575%
AXA/AB Dynamic Growth	0.750%	0.700%	0.675%	0.650%	0.625%
AXA/AB Dynamic Moderate Growth	0.750%	0.700%	0.675%	0.650%	0.625%
AXA/ClearBridge Large Cap Growth	0.650%	0.600%	0.575%	0.550%	0.525%
AXA/Franklin Balanced Managed Volatility	0.650%	0.600%	0.575%	0.550%	0.525%
AXA/Goldman Sachs Strategic Allocation	0.800%	0.750%	0.725%	0.700%	0.675%
AXA/Invesco Strategic Allocation	0.800%	0.750%	0.725%	0.700%	0.675%
AXA/Janus Enterprise	0.700%	0.650%	0.625%	0.600%	0.575%
AXA/Legg Mason Strategic Allocation	0.800%	0.750%	0.725%	0.700%	0.675%
AXA/Mutual Large Cap Equity Managed Volatility	0.700%	0.650%	0.625%	0.600%	0.575%
AXA/Templeton Global Equity Managed Volatility	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/BlackRock Basic Value Equity	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Capital Guardian Research	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Invesco Comstock	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/JPMorgan Value Opportunities	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Oppenheimer Global	0.950%	0.900%	0.875%	0.850%	0.825%

(as a percentage of average daily net assets)
Equity Portfolios	First $2 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
1290 VT Micro Cap (fka, AXA/Lord Abbett Micro Cap)	0.850%	0.800%	0.775%	0.750%	0.725%
1290 VT Small Cap Value (fka, AXA/Horizon Small Cap Value)	0.800%	0.750%	0.725%	0.700%	0.675%
AXA/AB Small Cap Growth	0.550%	0.500%	0.475%	0.450%	0.425%
AXA/Morgan Stanley Small Cap Growth	0.800%	0.750%	0.725%	0.700%	0.675%
AXA/Pacific Global Small Cap Value	0.800%	0.750%	0.725%	0.700%	0.675%
Multimanager Aggressive Equity	0.580%	0.550%	0.525%	0.500%	0.475%
Multimanager Mid Cap Growth	0.800%	0.750%	0.725%	0.700%	0.675%

(as a percentage of average daily net assets)
Equity Portfolios	First $2 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
Multimanager Mid Cap Value	0.800%	0.750%	0.725%	0.700%	0.675%
Multimanager Technology	0.950%	0.900%	0.875%	0.850%	0.825%

(as a percentage of average daily net assets)
PLUS Portfolios	First $2 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
AXA International Core Managed Volatility	0.600%	0.550%	0.525%	0.500%	0.475%
AXA International Value Managed Volatility	0.600%	0.550%	0.525%	0.500%	0.475%
AXA Large Cap Core Managed Volatility	0.500%	0.450%	0.425%	0.400%	0.375%
AXA Large Cap Growth Managed Volatility	0.500%	0.450%	0.425%	0.400%	0.375%
AXA Large Cap Value Managed Volatility	0.500%	0.450%	0.425%	0.400%	0.375%
AXA Mid Cap Value Managed Volatility	0.550%	0.500%	0.475%	0.450%	0.425%
EQ/Emerging Markets Equity PLUS	0.700%	0.650%	0.625%	0.600%	0.575%

(as a percentage of average daily net assets)
PLUS Portfolios	First $2 Billion	Next $4 Billion	Next $3 Billion	Next $2 Billion	Thereafter
EQ/Global Bond PLUS	0.550%	0.530%	0.510%	0.490%	0.480%
EQ/Quality Bond PLUS	0.400%	0.380%	0.360%	0.340%	0.330%
Multimanager Core Bond	0.550%	0.530%	0.510%	0.490%	0.480%

(as a percentage of average daily net assets)
Fixed Income Portfolio	First $2 Billion	Next $2 Billion	Thereafter
AXA/AB Short Duration Government Bond	0.450%	0.430%	0.410%

(as a percentage of average daily net assets)
Fixed Income Portfolios	First $2 Billion	Next $4 Billion	Next $3 Billion	Next $2 Billion	Thereafter
1290 VT Convertible Securities (fka, EQ/Convertible Securities)	0.700%	0.680%	0.660%	0.640%	0.630%
1290 VT High Yield (fka, EQ/High Yield Bond)	0.600%	0.580%	0.560%	0.540%	0.530%

(as a percentage of average daily net assets)
Fixed Income Portfolio	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
EQ/PIMCO Global Real Return	0.600%	0.575%	0.550%	0.530%	0.520%

(as a percentage of average daily net assets)
Fixed Income Portfolio	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
1290 VT DoubleLine Opportunistic Bond (fka, AXA/DoubleLine Opportunistic Core Plus Bond)	0.600%	0.575%	0.550%	0.530%	0.520%

(as a percentage of average daily net assets)
Tactical Portfolios	First $2 Billion	Next $4 Billion	Next $3 Billion	Next $2 Billion	Thereafter
ATM International Managed Volatility	0.450%	0.430%	0.410%	0.400%	0.390%
ATM Large Cap Managed Volatility	0.450%	0.430%	0.410%	0.400%	0.390%
ATM Mid Cap Managed Volatility	0.450%	0.430%	0.410%	0.400%	0.390%
ATM Small Cap Managed Volatility	0.450%	0.430%	0.410%	0.400%	0.390%
AXA 2000 Managed Volatility	0.450%	0.430%	0.410%	0.400%	0.390%
AXA 400 Managed Volatility	0.450%	0.430%	0.410%	0.400%	0.390%
AXA 500 Managed Volatility	0.450%	0.430%	0.410%	0.400%	0.390%
AXA International Managed Volatility	0.450%	0.430%	0.410%	0.400%	0.390%